Exhibit 99.1

For Immediate Release

Encore Capital Group Announces Third Quarter 2011 Financial Results

Quarterly Net Income Increases 25% to $15.4 Million, or $0.60 per Fully Diluted Share;

Quarterly Gross Collections Increase 20% to $189.1 Million

SAN DIEGO, October 26, 2011 Encore Capital Group, Inc. (Nasdaq: ECPG), a leader in consumer debt buying and recovery, today reported consolidated financial results for the third quarter ended September 30, 2011.

“In the third quarter, Encore Capital’s disciplined approach to portfolio underwriting and management generated strong results in terms of net income, gross collections, and cash flow,” said Brandon Black, Encore’s President and Chief Executive Officer. “We also continued to invest in areas that will provide the Company with long-term strategic advantages. These areas include the growth of our internal legal channel, and preparing the foundation for a near-shore call center in Costa Rica in order to service our growing number of Spanish-speaking consumers.”

For the third quarter of 2011:

•	Gross collections were $189.1 million, a 20% increase over the $157.4 million in the same period of the prior year.

•

Investment in receivable portfolios was $65.7 million, to purchase $2.0 billion in face value of debt, compared to $77.9 million, to purchase $2.6 billion in face value of debt in the same period of the prior year. Available capacity under the Company’s revolving credit facility, subject to borrowing base and applicable debt covenants, was $149.5 million as of September 30, 2011. Total debt, consisting of the revolving credit facility, senior secured notes and capital lease obligations, was $344.2 million as of September 30, 2011, a decrease of 11% from $385.3 million as of December 31, 2010.

•

Revenue from receivable portfolios, net was $115.8 million, a 24% increase over the $93.8 million in the same period of the prior year. Revenue recognized on receivable portfolios, as a percentage of portfolio collections, excluding the effects of net portfolio allowances, was 62%, compared to 64% in the same period of the prior year.

•	Revenue from bankruptcy servicing was $4.7 million, a 14% increase over the $4.1 million in the same period of the prior year.

•

Total operating expenses were $89.8 million, a 21% increase over the $74.3 million in the same period of the prior year. Adjusted operating expense (operating expenses excluding stock-based compensation expense and bankruptcy servicing expenses) per dollar collected decreased to 43.8% compared to 43.9% in the same period of the prior year.

•

Adjusted EBITDA, defined as net income before interest, taxes, depreciation and amortization, stock-based compensation expense and portfolio amortization, was $107.2 million, a 20% increase over the $89.7 million in the same period of the prior year.

Encore Capital Group, Inc.

•	Total interest expense was $5.2 million, compared to $4.9 million in the same period of the prior year.

•	Net income was $15.4 million or $0.60 per fully diluted share, compared to net income of $12.3 million or $0.49 per fully diluted share in the same period of the prior year.

•

Tangible book value per share, computed by dividing total stockholders’ equity less goodwill and identifiable intangible assets by the number of diluted shares outstanding, was $13.18 as of September 30, 2011, a 16% increase over $11.35 as of December 31, 2010.

Additional Financial Information:

As outlined below, certain events affected the comparability of 2011 versus 2010 quarterly results. For a more detailed comparison of 2011 versus 2010 results, refer to Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011.

•	In the third quarter of 2011, the Company recorded net portfolio allowances of $1.6 million, compared to $6.1 million in the same period of the prior year.

•	In the third quarter of 2011, the Company recorded expenses relating to our internal legal channel and near-shore initiatives of $1.1 million.

•

In the third quarter of 2011, the Company incurred $3.7 million of expenses associated with governmental investigations and inquiries, litigation and settlements. In the third quarter of 2010, the Company incurred $1.7 million related to such expenses.

•

In the third quarter of 2011, the Company recorded a tax provision of $9.9 million, compared to $6.6 million in the same period of the prior year. The third quarter’s effective tax rate was 39.1%, compared to 35.0% in the same period of the prior year. The prior year’s rate was lower largely due to state and federal tax refunds, true-ups of state and federal tax accounts, and the availability of the tax holiday in India, which expired on March 31, 2011.

Conference Call and Webcast

The Company will hold a conference call today at 2:00 p.m. Pacific time / 5:00 p.m. Eastern time to discuss third quarter results.

Members of the public are invited to listen to the event via a listen-only telephone conference call line or the Internet. To access the live telephone conference call line, please dial (877) 312-8796. To access the webcast via the Internet, please visit the Upcoming Events section of the Investor Relations area of the Company’s website at www.encorecapital.com.

For those who cannot listen to the live broadcast, a telephone replay will be available for seven days by dialing (404) 537-3406 and using conference ID 22126765. A replay of the conference

Encore Capital Group, Inc.

call will also be available shortly after the call on the Company’s website in the Past Events section of the Investor Relations area of the Company’s website at www.encorecapital.com.

Non-GAAP Financial Measures

The Company has included information concerning Adjusted EBITDA because management utilizes this information, which is materially similar to a financial measure contained in covenants used in the Company’s credit agreement, in the evaluation of its operations and believes that this measure is a useful indicator of the Company’s ability to generate cash collections in excess of operating expenses through the liquidation of its receivable portfolios. The Company has included information concerning adjusted operating expenses excluding stock-based compensation expense and bankruptcy servicing expenses in order to facilitate a comparison of approximate cash costs to cash collections for the debt purchasing business in the periods presented. The Company has included information concerning tangible book value per share because management believes that this metric is a meaningful measure of the equity deployed in the business. Adjusted EBITDA, adjusted operating expenses excluding stock-based compensation expense and bankruptcy servicing expenses, and tangible book value per share have not been prepared in accordance with generally accepted accounting principles (GAAP). These non-GAAP financial measures should not be considered as alternatives to, or more meaningful than, net income and total operating expenses as indicators of Encore Capital Group’s operating performance and total stockholders’ equity as an indicator of Encore Capital Group’s financial condition. Further, these non-GAAP financial measures, as presented by Encore Capital Group, may not be comparable to similarly titled measures reported by other companies. The Company has included a reconciliation of Adjusted EBITDA to reported earnings under GAAP, a reconciliation of adjusted operating expenses excluding stock-based compensation expense and bankruptcy servicing expenses to the GAAP measure total operating expenses, and a reconciliation of tangible book value per share to the GAAP measure total stockholders’ equity in the attached financial tables.

About Encore Capital Group, Inc.

Encore Capital Group is a leader in consumer debt buying and recovery. We purchase portfolios of defaulted consumer receivables from major banks, credit unions, and utility providers and partner with individuals as they repay their obligations and work toward financial recovery. Our success and future growth are driven by our sophisticated and widespread use of analytics, our broad investments in data and behavioral science, the significant cost advantages provided by both our operations in India and our enterprise-wide, account-level cost database, and our demonstrated commitment to conduct business ethically and in ways that support our consumers’ financial recovery.

Headquartered in San Diego, we are a publicly traded NASDAQ Global Select company (ticker symbol: ECPG) and a component stock of the Russell 2000, the S&P SmallCap 600, and the Wilshire 4500. More information about the Company can be found at www.encorecapital.com.

Encore Capital Group, Inc.

Forward Looking Statements

The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “may,” “believe,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, statements regarding our litigation, future operating results, performance, business plans or prospects. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors are discussed in the reports filed by the Company with the Securities and Exchange Commission, including the most recent reports on Forms 10-K, 10-Q and 8-K, each as it may be amended from time to time. The Company disclaims any intent or obligation to update these forward-looking statements.

Contact:

Encore Capital Group, Inc.

Paul Grinberg (858) 309-6904

paul.grinberg@encorecapital.com

Adam Sragovicz (858) 309-9509

adam.sragovicz@encorecapital.com

FINANCIAL TABLES FOLLOW

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Condensed Consolidated Statements of Financial Condition

(In Thousands, Except Par Value Amounts)

(Unaudited)

	September 30, 2011	December 31, 2010
Assets
Cash and cash equivalents	$10,672	$10,905
Accounts receivable, net	3,703	3,331
Investment in receivable portfolios, net	649,682	644,753
Deferred court costs, net	36,126	32,158
Property and equipment, net	16,412	13,658
Prepaid income tax	3,090	1,629
Other assets	11,236	13,301
Goodwill	15,985	15,985
Identifiable intangible assets, net	534	748

Total assets	$747,440	$736,468

Liabilities and stockholders’ equity
Liabilities:
Accounts payable and accrued liabilities	$27,924	$26,539
Deferred tax liabilities, net	16,154	17,626
Debt	344,196	385,264
Other liabilities	5,245	4,342

Total liabilities	393,519	433,771

Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $.01 par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $.01 par value, 50,000 shares authorized, 24,472 shares and 24,011 shares issued and outstanding as of September 30, 2011 and December 31, 2010, respectively	245	240
Additional paid-in capital	122,082	113,412
Accumulated earnings	232,718	188,894
Accumulated other comprehensive (loss) income	(1,124)	151

Total stockholders’ equity	353,921	302,697

Total liabilities and stockholders’ equity	$747,440	$736,468

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Condensed Consolidated Statements of Income

(In Thousands, Except Per Share Amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Revenue
Revenue from receivable portfolios, net	$115,843	$93,822	$332,262	$268,574
Servicing fees and other related revenue	4,720	4,145	14,434	12,962

Total revenue	120,563	97,967	346,696	281,536

Operating expenses
Salaries and employee benefits (excluding stock-based compensation expense)	20,730	16,166	59,982	48,135
Stock-based compensation expense	2,405	1,549	5,980	4,756
Cost of legal collections	40,169	33,851	117,364	91,519
Other operating expenses	10,870	9,512	30,157	27,653
Collection agency commissions	3,264	5,389	10,774	17,098
General and administrative expenses	11,172	6,982	30,964	21,286
Depreciation and amortization	1,194	816	3,352	2,241

Total operating expenses	89,804	74,265	258,573	212,688

Income from operations	30,759	23,702	88,123	68,848

Other (expense) income
Interest expense	(5,175)	(4,928)	(16,137)	(14,346)
Other (expense) income	(346)	148	(207)	250

Total other expense	(5,521)	(4,780)	(16,344)	(14,096)

Income before income taxes	25,238	18,922	71,779	54,752
Provision for income taxes	(9,868)	(6,632)	(27,955)	(19,871)

Net income	$15,370	$12,290	$43,824	$34,881

Weighted average shares outstanding:
Basic	24,638	23,947	24,493	23,793
Diluted	25,604	25,154	25,636	25,012
Earnings per share:
Basic	$0.62	$0.51	$1.79	$1.47
Diluted	$0.60	$0.49	$1.71	$1.39

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Condensed Consolidated Statements of Cash Flows

(Unaudited, In Thousands)

	Nine Months Ended September 30,
	2011	2010
Operating activities:
Net income	$43,824	$34,881
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,352	2,241
Amortization of loan costs and debt discount	1,367	3,270
Stock-based compensation expense	5,980	4,756
Deferred income tax benefit	(1,472)	(208)
Excess tax benefit from stock-based payment arrangements	(4,904)	(2,667)
Provision for allowances on receivable portfolios, net	8,109	16,777
Changes in operating assets and liabilities
Other assets	1,508	(763)
Deferred court costs	(3,968)	(573)
Prepaid income tax and income taxes payable	3,423	(2,815)
Accounts payable, accrued liabilities and other liabilities	1,012	(2,397)

Net cash provided by operating activities	58,231	52,502

Investing activities:
Purchases of receivable portfolios	(250,107)	(242,857)
Collections applied to investment in receivable portfolios, net	234,726	169,896
Proceeds from put-backs of receivable portfolios	2,343	2,907
Purchases of property and equipment	(3,458)	(1,723)

Net cash used in investing activities	(16,496)	(71,777)

Financing activities:
Payment of loan costs	(835)	(6,248)
Proceeds from senior secured notes	25,000	50,000
Proceeds from revolving credit facility	61,000	111,644
Repayment of revolving credit facility	(127,000)	(92,144)
Repayment of convertible notes	—	(42,920)
Proceeds from net settlement of certain call options	—	524
Proceeds from exercise of stock options	1,287	1,773
Taxes paid related to net share settlement of equity awards	(3,476)	(1,756)
Excess tax benefit from stock-based payment arrangements	4,904	2,667
Repayment of capital lease obligations	(2,848)	(1,122)

Net cash (used in) provided by financing activities	(41,968)	22,418

Net (decrease) increase in cash and cash equivalents	(233)	3,143
Cash and cash equivalents, beginning of period	10,905	8,388

Cash and cash equivalents, end of period	$10,672	$11,531

Supplemental disclosures of cash flow information:
Cash paid for interest	$14,591	$7,369
Cash paid for income taxes	$24,860	$22,895
Supplemental schedule of non-cash investing and financing activities:
Fixed assets acquired through capital lease	$2,434	$2,398

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Supplemental Financial Information

Reconciliation of Adjusted EBITDA to GAAP Net Income, Adjusted Operating Expenses Excluding Stock-based

Compensation Expense and Bankruptcy Servicing Expenses to GAAP Total Operating Expenses, and Tangible Book

Value Per Share to GAAP Total Stockholders’ Equity

(In Thousands, Except Per Share Amounts)

(Unaudited)

	Three Months Ended September 30,
	2011	2010
GAAP net income, as reported	$15,370	$12,290
Interest expense	5,175	4,928
Provision for income taxes	9,868	6,632
Depreciation and amortization	1,194	816
Amount applied to principal on receivable portfolios	73,187	63,507
Stock-based compensation expense	2,405	1,549

Adjusted EBITDA	$107,199	$89,722

	Three Months Ended September 30,
	2011	2010
GAAP total operating expenses, as reported	$89,804	$74,265
Stock-based compensation expense	(2,405)	(1,549)
Bankruptcy servicing expenses	(4,622)	(3,662)

Adjusted operating expenses excluding stock-based compensation expense and bankruptcy servicing expenses	$82,777	$69,054

	As of September 30, 2011	As of December 31, 2010
GAAP total stockholders’ equity, as reported	$353,921	$302,697
Goodwill	(15,985)	(15,985)
Identifiable intangible assets, net	(534)	(748)

Tangible book value	$337,402	$285,964
Diluted shares outstanding	25,604	25,206

Tangible book value per share	$13.18	$11.35